                                                                    Exhibit 10.4

                                AMENDMENT ONE TO
                           LOAN AND SECURITY AGREEMENT


         THIS AMENDMENT ONE TO LOAN AND SECURITY AGREEMENT (this "Amendment"), dated as of February 23, 2000, is made and entered into by and between BANK ONE, TEXAS, NATIONAL ASSOCIATION ("LENDER") and LONG REACH HOLDINGS, INC., a Delaware corporation ("BORROWER").

                                    RECITALS

         A. Borrower and Lender entered into that certain Loan and Security Agreement, dated April 20, 1999 (the "LOAN AGREEMENT").

         B. Borrower is the surviving corporation of a merger of Long Reach Holding, Inc., a Delaware corporation, into TBM Acquisition I, Inc., a Delaware corporation (the "MERGER") pursuant to the Amended and Restated Agreement and Plan of Merger dated as of February 4, 2000 by and among TBM Holdings, Inc., TBM Acquisition I, Inc., Long Reach Holdings, Inc. and the shareholders of Long Reach Holdings, Inc. (the "MERGER AGREEMENT").

         C. Lender and Borrower desire to amend the Loan Agreement as herein set forth.

         NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by both parties, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE I
                                   Definitions

         Section 1.01. Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same definitions assigned to such terms in the Loan Agreement, as amended hereby.

                                   ARTICLE II
                        Amendments to the Loan Agreement

         Section 2.01. Amendment of Definitions. SECTION 1 of the Loan Agreement is hereby amended by deleting the definitions of "Borrowing Base," "Committed Sum," "Contract Rate," "Eligible Inventory," "Fixed Charge Coverage Ratio," "Tangible Net Worth" and "Termination Date" in their entirety and substituting therefor the following:

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

                  "'Borrowing Base' means, as of any date, an amount equal to the sum of: (a) eighty-five percent (85%) (or such lesser percentage as the Lender may in its sole and absolute discretion determine from time to time) of Eligible Accounts on such date, PLUS (b) the lesser of (i) the sum of (A) sixty percent (60%) (or such lesser percentage as the Lender may in its sole and absolute discretion determine from time to time) of the value of Eligible Inventory consisting of raw material metal stock (based upon the lower of cost (computed on a first-in-first-out basis), fair market value or orderly liquidation as determined by Lender in its sole discretion), PLUS (B) fifty percent (50%) (or such lesser percentage as the Lender may in its sole and absolute discretion determine from time to time) of the value of Eligible Inventory other than metal stock (based upon the lower of cost (computed on a first-in-first-out basis), fair market value or orderly liquidation as determined by Lender in its sole discretion) or (ii) the lesser of (A) $4,000,000, or (B) one hundred twenty-five percent (125%) of the aggregate advances against Eligible Accounts from the date of Amendment One hereto through December 31, 2000 (and one hundred percent (100%) after December 31, 2000), MINUS (c) the Financial Accommodation Reserve, and MINUS (d) the Reserve."

                  "'Committed Sum' means $10,000,000."

                  "'Contract Rate' shall mean the sum of the Prime Rate in effect from time to time, plus one percent percent (1.0%); PROVIDED, HOWEVER, the Contract Rate shall be reduced to the sum of the Prime Rate in effect from time to time, plus one half of one percent (0.50%) in the event that (i) the Borrower's audited financial statements for the ten month fiscal year ending December 31, 2000 establish that Borrower's Net Cash Flow Available for Principal Payments for such fiscal year is no worse than a negative $714,000, (ii) no Default or Event of Default has occurred and is continuing at the time Borrower's audited financial statements for the fiscal year ending December 31, 2000 are delivered to Lender, and (iii) Borrower has maintained $650,000 or more in Average Excess Loan Availability under the Revolving Facility for the twelve (12) consecutive months ending December 31, 2000; any such reduction in the Contract Rate resulting from achieving such parameters shall become effective on the first day of the calendar month after the Borrower's audited financial statements for the ten month fiscal year ending December 31, 2000 are delivered to Lender. If Borrower qualified for a rate reduction pursuant to the immediately preceding sentence, the Contract Rate shall be further reduced by one quarter of one percent (0.25%) (or in the event that Borrower did not qualify for a rate reduction pursuant to the immediately preceding sentence, the Contract Rate shall be reduced by one half of one percent (0.5%)) in the event that (i) the Borrower's audited financial statements for the calendar year ending December 31, 2001 establish that Borrower's Net Cash Flow Available for Principal Payments for such calendar year equals or exceeds $1,021,000, (ii) no Default or Event of Default has occurred and is continuing at the time Borrower's audited financial statements for the calendar year ending December 31, 2001 are delivered to Lender, and (iii) Borrower has maintained


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

         $650,000 or more in Average Excess Loan Availability under the Revolving Facility for the twelve (12) consecutive months ending December 31, 2001; any such reduction in the Contract Rate resulting from achieving such parameters shall become effective on the first day of the calendar month after the Borrower's audited financial statements for the calendar year ending December 31, 2001 are delivered to Lender. Any change in the Contract Rate resulting from a change in the Prime Rate shall become effective on the day such change in the Prime Rate is announced by Lender."

                  "'Eligible Inventory' means, as at any date of determination, all inventory owned by and in the possession of Borrower and located in the United States of America that Lender, in its sole and absolute discretion, deems to be eligible for borrowing purposes; provided, however, that upon the effectiveness of Amendment One to this Agreement, a reserve of $100,000 shall be established (the "INITIAL INVENTORY RESERVE") that shall reduce the amount of Eligible Inventory otherwise determined hereunder, and as of each calendar month end occurring after the effectiveness of such Amendment One, such eligibility reserve shall be increased by $100,000; provided, further, that when Borrower delivers to Lender an inventory line item turn report, in form and detail satisfactory to Lender in its sole discretion, that establishes to Lender's satisfaction the proper amount of a reserve (the "TURN REPORT RESERVE") against Eligible Inventory equal to purchased parts raw materials and finished goods on hand in excess of one year's supply, as demonstrated by historical sales, such Turn Report Reserve shall be used in place of the Initial Inventory Reserve (as it may have been increased) as long as such inventory line item turn report is delivered to Lender within fifteen days of each fiscal quarter end; otherwise, the Initial Inventory Reserve shall be reinstated at the amount last used and shall continue to increase each month end by $100,000. Without limiting the generality of the foregoing, unless otherwise agreed by Lender, the following is not Eligible Inventory:

                  (a) work-in-process;

                  (b) finished goods subject to a specific purchase order which do not meet the specifications of such purchase order;

                  (c) inventory which Lender determines, in its sole and absolute discretion exercised in good faith, to be unacceptable for borrowing purposes due to age, quality, type, category, value and/or quantity;

                  (d) inventory with respect to which Lender does not have a valid, first priority and fully perfected security interest;

                  (e) inventory with respect to which there exists any Lien (other than a Permitted Lien) in favor of any Person other than Lender;

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

                  (f) packaging or shipping material or maintenance supplies;

                  (g) shipping or product labels;

                  (h) inventory that is obsolete;

                  (i) inventory that has been returned or repossessed unless such inventory is in new, unused and saleable condition;

                  (j) inventory that consists of used goods taken in trade;

                  (k) inventory produced in violation of the Fair Labor Standards Act, in particular provisions contained in Title 29 U.S.C. 215 (a)(i);

                  (l) inventory located in a jurisdiction other than the United States of America and inventory located at a location for which Lender does not have a valid landlord's or warehouseman's waiver or subordination on terms and conditions acceptable to Lender in its sole discretion; and

                  (m) inventory located at any location other than those listed on SCHEDULE 5.1(q), as amended from time to time."

                  "'Fixed Charge Coverage Ratio' means, for any period, the ratio of (i) consolidated Net Income of Borrower and its Subsidiaries after income taxes, PLUS, without duplication and to the extent deducted in determining Net Income, depreciation and amortization and other non-cash expenses for such period, interest expense paid in cash during such period, lease expense for such period, Allowed Kaizen Expenses for such period, Allowed Restructuring Expenses for such period to (ii) the sum of the following, without duplication, interest expense paid in cash during such period, plus lease expense for such period, plus current maturities of Funded Indebtedness, plus current maturities of Capitalized Lease Obligations, plus Non-Financed Capital Expenditures, plus dividends on preferred stock paid in cash, plus principal payments on Subordinated Indebtedness if such payments are permitted by the Subordination Agreement."

                  "'Tangible Net Worth' means, as applied to Borrower, the consolidated Net Worth of Borrower and its Subsidiaries at the time in question, after deducting therefrom amounts due from Affiliates and shareholders of such Person and all other items which should properly be treated as intangibles in accordance with GAAP, plus Subordinated Indebtedness then outstanding."

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

         "'Termination Date' means March 31, 2003."

         Section 2.02. Amendment of Section 1. SECTION 1 is further amended by adding thereto the following definitions:

                  "'Allowed Kaizen Expenses' means costs and expenses incurred by Borrower to provide Kaizen consulting and training; provided, that, such costs and expenses shall not exceed an aggregate $360,000 for calendar year 2001, $300,000 for calendar year 2002 and $60,000 for the period from January 1, 2003 through the Termination Date."

                  "'Allowed Restructuring Expenses' means costs and expenses incurred by Borrower related to the merger of Long Reach Holdings, Inc. into TBM Acquisition I, Inc. during calendar year 2000; provided, that, such costs and expenses shall not exceed an aggregate $1,250,000 for calendar year 2000 and an aggregate $500,000 for calendar year 2001 and no amount in subsequent years."

                  "'Average Excess Loan Availability' means, for any period, the amount obtained by, first, adding the difference, as of the end of each day during such period, between (i) the Borrowing Base and (ii) the unpaid principal balance of the Revolving Loan and, then, by dividing such sum by the number of days in such period."

                  "'EBITDA' means, for any period, the consolidated Net Income of Borrower and its Subsidiaries for such period, PLUS, without duplication and to the extent deducted from revenues in determining Net Income for such period, (a) the aggregate amount of income tax expense for such period, (b) the aggregate amount of interest expense for such period, and (c) all amounts attributable to depreciation and amortization for such period, and MINUS, without duplication and to the extent added to revenues in determining Net Income for such period, all non-cash non-recurring gains during such period, in each case determined in accordance with GAAP."

                  "'Loan Availability' means, at any time of determination, the amount, if any, by which the Borrowing Base at such time exceeds the unpaid principal balance of the Revolving Loan at such time."

                  "'Net Cash Flow Available for Principal Payments' means, for any period, EBITDA for such period, LESS the sum of the following without duplication: interest expense paid in cash during such period, income taxes due with respect to such period, the increase or decrease in non-cash working capital for such period, Non-Financed Capital Expenditures made during such period, costs and expenses incurred by Borrower in such period to provide Kaizen consulting and training, and restructuring expenses incurred by Borrower in such period (not including, with respect to Kaizen expenses and restructuring expenses, amounts reserved for such expenses but not charged against income for such period), in each case determined in accordance with GAAP unless otherwise defined herein."

         Section 2.03. Amendment of Section 2.6. SECTION 2.6 of the Loan Agreement is hereby amended in its entirety to read as follows:

                  "Section 2.6 Repayment of Term Loan. The Term Loan is due and payable as follows: (i) accrued and unpaid interest, calculated at the rate set forth in SECTION 3.1, shall be due and payable commencing on MARCH 1, 2000, and continuing on the first (1st) day of each month thereafter, and (ii) principal installments (a) in the amount of $60,000 each shall be due and payable on the first (1st) day of each month, commencing on JANUARY 1, 2001, and continuing thereafter through and including DECEMBER 1, 2001, and (b) in the amount of $50,000 each shall be due and payable on the first (1st) day of each month, commencing on JANUARY 1, 2002, and continuing thereafter through the Termination Date, when the then unpaid principal balance of the Term Loan, together with all accrued and unpaid interest, shall be due and payable in full."

         Section 2.04 Amendment of Section 3.2. SECTION 3.2 of the Loan Agreement is hereby amended by adding thereto the following as subsection (g):

                  "(g) Borrower shall pay to Lender, in consideration of consenting to the merger of Borrower and TBM Acquisition I, Inc. and entering into Amendment One to the Loan Agreement and waiving the Events of Default existing prior to the execution of Amendment One, a closing fee of $125,000, one-half payable upon execution of Amendment One and the remaining amount payable on or before the earlier of (i) the termination of this Agreement or (ii) April 1, 2001. Such closing fee shall be fully earned upon the execution of Amendment One to the Loan Agreement."

         Section 2.05. Amendment of Section 3.5(b). SECTION 3.5(b) of the Loan Agreement is hereby amended in its entirety to read as follows:

                  "(b) Early Termination. Upon 60 days prior written notice to the Lender, the Borrower may terminate this Agreement prior to the Termination Date. If Borrower terminates this Agreement prior to the Termination Date, Borrower acknowledges that (i) such termination would result in the loss to Lender of the benefits of this Agreement and that the damages incurred by Lender as a result of such termination are and would be difficult of ascertainment, and (ii) no such termination shall be effective until Borrower has paid to Lender all of the Obligations in immediately available funds, together with a sum certain as liquidated damages. Such liquidated damages, being Borrower' and Lender's best and fairest estimate of Lender's damages caused by such termination, shall be equal to (i) $100,000 if the termination occurs on or prior to March 31, 2001, (ii)

         $75,000 if the termination occurs after March 31, 2001 but on or prior to March 31, 2002. No liquidated damages will be payable if the termination occurs after March 31, 2002."

         Section 2.06. Amendment of Section 4.3. SECTION 4.3(f) of the Loan Agreement is hereby amended in its entirety to read as follows:

                  "(f) Adverse Change. No changes having a Material Adverse Effect (or that could reasonably be expected to cause or have a Material Adverse Effect) have occurred since the date of Amendment One to this Agreement."


         Section 2.07. Amendment of Section 6.1. SECTION 6.1 of the Loan Agreement is hereby amended in its entirety to read as follows:

                  "Section 6.1 Security Interest. To secure the payment and performance of the Obligations, Borrower hereby mortgages, pledges and assigns to Lender for itself, and as agent for its Affiliates, all of the Collateral, and grants to Lender for itself, and as agent for its Affiliates, a security interest and Lien in and upon, all of the Collateral."

         Section 2.08. Amendment of Article VI. ARTICLE VI of the Loan Agreement is hereby amended by adding thereto the following as SECTION 6.15:

                  "Section 6.15 Release of Houston Real Estate. Upon the effectiveness of Amendment One to this Agreement, Lender shall release the Borrower's Little Rock, Arkansas real estate from any Lien. Lender agrees to release the Borrower's Houston, Texas real estate from any Lien if, but only if, (i) Borrower's Net Cash Flow Available for Principal Payments for the calendar year ending December 31, 2001, as established by Borrower's audited financial statements for such year, equals or exceeds $1,021,000 and (ii) at the time such financial statements are delivered to Lender there is no Default or Event of Default then existing."

         Section 2.09. Amendment of Section 8.1. SECTION 8.1(b) of the Loan Agreement is hereby amended in its entirety to read as follows:

                  "(b) Monthly Financial Statements. As soon as available, but in any event within forty (40) days after the end of each month of Borrower, copies of the unaudited consolidated balance sheet of Borrower and its Subsidiaries as of the end of such month and the related unaudited income statement for Borrower and its Subsidiaries for such month and for the portion of the fiscal year of Borrower through such month, certified by the chief financial officer of Borrower as presenting fairly the financial condition and results of operations of the Borrower and its Subsidiaries as of the date thereof and for the periods ended on such date, subject to normal year end adjustments."

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

         Section 2.10. Amendment of Section 8.4. SECTION 8.4 of the Loan Agreement is hereby amended by adding thereto the following as subsection (c):

                  "(c) Within five Business Days of the filing thereof, copies of all Forms 10-K and Forms 10-Q filed by TBM Holdings, Inc. with the Securities Exchange Commission."

         Section 2.11. Amendment of Section 9.1. SECTION 9.1 of the Loan Agreement is hereby amended by deleting subsections (b) and (c) in their entirety and substituting therefor the following subsections (b) and (c) and adding thereto the following subsection (d):

                  "(b) Minimum Fixed Charge Coverage Ratio. Permit, as of the last day of any calendar month during any period set forth below, the Fixed Charge Coverage Ratio for such month, to be less than the ratio set forth opposite such period below:

            Period                                   Fixed Charge Coverage Ratio
            ------                                   ---------------------------
January 1, 2001 through December 31, 2001                     1.00 to 1.0
January 1, 2002 and thereafter                                1.10 to 1.0

                  (c) Minimum Tangible Net Worth. Permit the Tangible Net Worth of Borrower and its Subsidiaries on the date of Amendment One to this Agreement to be less than $7,500,000 less balance sheet adjustments proposed by Borrower within thirty (30) days of the date of such Amendment One and to which Lender consents in writing (such balance sheet adjustments are referred to herein as the "ADJUSTMENTS") or permit, at any time during any period set forth below, the consolidated Tangible Net Worth of Borrower and its Subsidiaries to be less than the amount set forth opposite such period below:

                  Period                                               Minimum Tangible Net Worth
                  ------                                               --------------------------
         Effective Date through September 29, 2001                    $5,000,000 less the Adjustments
         September 30, 2001 through December 30, 2001                 $5,250,000 less the Adjustments
         December 31, 2001 through March 30, 2002                     $5,500,000 less the Adjustments
         March 31, 2002 through June 29, 2002                         $5,750,000 less the Adjustments
         June 30, 2002 through September 29, 2002                     $6,250,000 less the Adjustments
         September 30, 2002 and thereafter                            $6,500,000 less the Adjustments

                  (d) Minimum Net Income. Permit its Net Income for any period set forth below to be more negative than the negative amount set forth opposite such period below:



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

                  Period                                            Minimum Net Income
         Fiscal quarter ending June 30, 2000                         $(650,000)
         Fiscal quarter ending September 30, 2000                    $(950,000)
         Fiscal quarter ending December 31, 2000                     $(600,000)
         Fiscal quarter ending March 31, 2001                        $(600,000)
         Two consecutive Fiscal quarters ending June 30, 2001        $(377,000)"

         Section 2.12. Amendment of Section 9.2. SECTION 9.2 of the Loan Agreement is hereby amended in its entirety to read as follows:

                  "Section 9.2 Investments. Acquire any Investment or permit any Investment to be outstanding, other than Permitted Investments and other than Investments (a) with respect to which Borrower has provided to Lender at least fifteen (15) days written notice prior to the closing thereof and (b) which (i) constitute the acquisition of a company or product line that have products complimentary with Borrower and its Subsidiaries and (ii) entail either consolidation of existing production facilities or cost savings in general and administrative expenses by selling products through existing channels with Borrower's sales representative and independent sales representatives and (c) the integration of which or the consummation of which will not cause a Default or Event of Default."

         Section 2.13. Amendment of Section 9.3. SECTION 9.3 of the Loan Agreement is hereby amended in its entirety to read as follows:

                  "Section 9.3 Prohibited Distributions and Payments, Etc. Declare or make any Prohibited Distribution or Prohibited Payment; provided, that Borrower may declare and pay dividends to TBM Holdings, Inc. ("HOLDINGS"), in an aggregate amount equal to the income tax liability of Holdings attributable to the separate taxable income of Borrower and its Subsidiaries.

         Section 2.14. Amendment of Section 9.6. SECTION 9.6 of the Loan Agreement is hereby amended in its entirety to read as follows:

                  "Section 9.6 Merger, Consolidation, Sale of Assets, Acquisitions. (i) Merge or consolidate with any other Person or (ii) sell, lease or transfer or otherwise dispose of all or a substantial portion of Borrower's assets to any Person or (iii) acquire all or substantially all of the assets of any Person or the assets constituting the business or a division or operating unit of any Person unless with respect to such acquisition the parameters for Investments set forth in SECTION 9.2 are met."

         Section 2.12. Amendment of Section 9.9. SECTION 9.9 of the Loan Agreement is hereby deleted in its entirety and replace with the following:

                  "Section 9.9 [This section is intentionally omitted.]"

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

         Section 2.13. Amendment of Section 9.13. SECTION 9.13 of the Loan Agreement is hereby amended in its entirety to read as follows:

                  "Section 9.13 Management Fees. Directly or indirectly pay or agree to pay any management, consulting, training or similar fees and expenses (other than payments to consultants hired by Borrower in lieu of salaries paid to officers of Borrower) to any Person that exceed, in the aggregate for any calendar year, the amounts set forth below for the applicable calendar year:

        Applicable Calendar Year                       Maximum Aggregate Amount
         2000                                          $450,000
         2001                                          $450,000
         2002                                          $375,000
         2003 through the Termination Date             $75,000

         provided, that the existing contractual obligation of TBM Holdings, Inc. to Colt Capital Group, Inc. in the amount of $150,000 per year, payable monthly, may be paid in addition to the management fees permitted by this Section 9.13 as long as no Event of Default is existing at the time of such payment or would be caused thereby."

         Section 2.14. Amendment of Article IX. ARTICLE IX of the Loan Agreement is hereby amended by adding thereto the following as SECTION 9.14 and SECTION 9.15:

                  "Section 9.14 Minimum Availability. Permit its Loan Availability at any time to be less than $400,000."

                  "Section 9.15 Balance Sheet Adjustments. Make any adjustments to its balance sheet as at the date of Amendment One hereto without the prior written consent of Lender."

         Section 2.15. Amendment of Section 10.1. SECTIONS 10.1(o) AND 10.1(p) of the Loan Agreement are hereby amended in their entirety to read as follows:

                  "(o) TBM Holdings, Inc., shall cease to own a majority of the outstanding shares of capital stock of Borrower entitled to vote for directors (including stock that has been issued following the exercise or conversion of any warrants or convertible securities owned by any Person);

                  (p) William A. Schwartz shall for any reason cease to serve as President of TBM Holdings, Inc., or William J. Sample shall for any reason no longer serve as either the Vice President or Chief Executive Officer of Borrower and 60 days shall have elapsed during which time no replacement reasonably satisfactory to the Lender shall have been appointed; or"

         Section 2.16. Amendment of Section 10.1. SECTION 10.1 of the Loan Agreement shall be further amended by adding thereto the following as subsection
(q):

                  "(q) TBM Holdings, Inc. shall (i) repudiate its obligations under, or commit an anticipatory breach of, its unlimited guaranty of the Obligations executed for the benefit of Lender or (ii) attempt to terminate such guaranty or (iii) commence any legal proceeding to terminate or hold invalid in any respect such guaranty."

                                   ARTICLE III
                              Conditions Precedent
                              --------------------

         Section 3.01. Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent, unless specifically waived in writing by Lender:

                  (a) The representations and warranties of Borrower contained herein and of Borrower and TBM Acquisition I, Inc. in the Merger Agreement shall be true and correct as of the date hereof as if made on the date hereof;

                  (b) After giving effect to the provisions of this Amendment, no Default or Event of Default shall have occurred and be continuing under the Loan Agreement;

                  (c) Lender shall have received this Amendment and the Renewal and Extension Revolving Note and the Renewal and Extension Term Note in the forms of EXHIBIT A and EXHIBIT B attached hereto, duly executed by Borrower;

                  (d) TBM Holdings, Inc. shall have executed and delivered to Lender an unlimited guaranty of the Obligations, in form and substance acceptable to Lender in its sole discretion;

                  (e) Lender shall receive an opinion of Borrower's counsel, in form and substance acceptable to Lender in its sole discretion;

                  (f) Upon the Merger, Borrower shall make such payments to Lender as are necessary to reduce the outstanding principal balance of the Revolving Loan to

         $5,500,000 and to reduce the outstanding principal balance of the Term Loan to $2,500,000;

                  (g) Borrower's Loan Availability upon the effectiveness of the Merger and after all payments required in connection with the Merger or as conditions to effectiveness of this Amendment shall be at least $1,000,000;

                  (h) Upon the effectiveness of the Merger, the outstanding principal of Subordinated Debt of the Borrower shall not exceed $4,000,000;

                  (i) Patrick H. Peyton shall be serving as Borrower's Chief Financial Officer;

                  (j) The holders of the Subordinated Debt shall have executed and delivered to Lender amendments of the Subordination Agreements governing such Subordinated Debt in form and substance acceptable to Lender in its sole discretion;

                  (k) Lender shall have received from a title insurance company acceptable to Lender in its sole discretion a Commitment for Mortgagee Policy of Title Insurance on Borrower's Houston, Texas real estate providing for the issuance of mortgagee title policy in the amount of $2,100,000 and containing only such exceptions as are acceptable to Lender in its sole discretion;

                  (l) Borrower shall have executed and delivered to Lender a Modification of Deed of Trust in such form and content as is required by Lender in its sole discretion relating to Borrower's Houston, Texas real estate;

                  (m) Borrower shall have paid to Lender, in consideration of consenting to the Merger and amending the Loan Agreement as set forth herein and waiving the Events of Default existing prior hereto, one-half of the $125,000 closing fee;

                  (n) Borrower shall have delivered to Lender certified board of directors resolutions and certificates of incumbency, in such form and content as is acceptable to Lender in its sole discretion, for both Borrower and TBM Holdings, Inc.;

                  (o) Borrower shall have delivered to Lender a Certificate of Merger issued by the Secretary of State of Delaware certifying that the Merger has become effective;

                  (p) Borrower shall execute and deliver to Lender such financing statements and amendments to financing statements as Lender shall require for filing with various governmental offices;

                  (q) All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be reasonably satisfactory to Lender and its legal counsel.

                                   ARTICLE IV
                 Ratifications, Representations, and Warranties
                 ----------------------------------------------

         Section 4.01. Ratifications by Borrower. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Loan Agreement are ratified and confirmed and shall continue in full force and effect. The Loan Agreement as amended by this Amendment shall continue to be the legal, valid, binding and enforceable in accordance with its terms. Borrower, as the surviving corporation of the Merger, acknowledges that it is primarily liable for all Obligations, now existing or hereafter arising under the Loan Agreement.

         Section 4.02. Renewal and Extension of Security Interests and Assignments. Borrower hereby renews and affirms the liens and security interests created and granted in the Loan Agreement and all other Loan Documents. Borrower agrees that this Amendment shall in no manner affect or impair the liens and security interests securing the Obligations, and that such liens and security interests shall not in any manner be waived, the purposes of this Amendment being to modify the Loan Agreement as herein provided, and to carry forward all liens and security interest securing same, which are acknowledged by Borrower to be valid and subsisting.

         Section 4.03. Representations and Warranties. Borrower represents and warrants to Lender as follows: (i) the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of Borrower and will not violate the articles of incorporation or bylaws of Borrower or any agreement to which Borrower is a party; (ii) the representations and warranties of Borrower and TBM Acquisition I, Inc., contained in the Merger Agreement are true and correct on and as of the date hereof as though made on and as of the date hereof; (iii) no Default or Event of Default under the Loan Agreement as amended hereby has occurred and is continuing; and (iv) Borrower is in full compliance with all covenants and agreements contained in the Loan Agreement, as amended hereby.

         Section 4.04. Waiver of Defaults. Upon the effectiveness of this Amendment, any and all Defaults and Events of Default that previously existed under the Loan Agreement prior to amendment hereby or under any of the other Loan Documents shall be waived.

                                    ARTICLE V
                                  Miscellaneous
                                  -------------

         Section 5.01. Survival of Representations and Warranties. All representations and warranties made in the Merger Agreement, this Amendment or any other Loan Document furnished in connection with this Amendment shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Lender or any closing shall affect such representations and warranties or the right of Lender to rely thereon.

         Section 5.02. Reference to Loan Agreement. Each of the Loan Documents, including the Loan Agreement and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Loan Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Loan Agreement shall mean a reference to the Loan Agreement as amended hereby.

         Section 5.03. Expenses of Lender. Borrower agrees to pay on demand all costs and expenses incurred by Lender in connection with the preparation, negotiation and execution of this Amendment and the other Loan Documents executed pursuant hereto (provided that the legal fees reimbursable by Borrower for the preparation, negotiation and execution of this Amendment and such Loan Documents shall be limited to $10,000). Borrower agrees to pay on demand all costs and expenses incurred by Lender in connection with any and all future amendments, modifications, and supplements to the Loan Agreement, including, without limitation, the costs and fees of Lender's legal counsel, and all costs and expenses incurred by Lender in connection with the enforcement or preservation of any rights under the Loan Agreement, as amended hereby, or any other Loan Document, including, without limitation, the reasonable costs and fees of Lender's legal counsel.

         Section 5.04. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

         SECTION 5.05. APPLICABLE LAW. THIS AMENDMENT SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND APPLICABLE FEDERAL LAW.

         Section 5.06. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the parties hereto and their respective successors, assigns, heirs, executors, and legal representatives, except that none of the parties hereto other than Lender may assign or transfer any of its rights or obligations hereunder without the prior written consent of Lender.

         Section 5.07. Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument. This Amendment may be executed and delivered by facsimile transmission.

         Section 5.08. Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

         Section 5.09. Conflicting Provisions. If any provision of the Loan Agreement as amended hereby conflicts with any provision of any other Loan Document, the provision in the Loan Agreement shall control.

         SECTION 5.10. RELEASE. AS OF THE DATE HEREOF, BORROWER HEREBY ACKNOWLEDGES THAT BORROWER HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF BORROWER'S LIABILITY TO REPAY THE LOAN OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM LENDER. BORROWER VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES LENDER, ITS PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH BORROWER MAY NOW OR HEREAFTER HAVE AGAINST LENDER, ITS PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND

ASSIGNS, IF ANY, AND IRRESPECTIVE OR WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY LOAN, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE LOAN AGREEMENT OR OTHER LOAN DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.

         Section 5.11 Forbearance Agreement. The First Amended and Restated Forbearance Agreement (the "FORBEARANCE AGREEMENT") among Lender, Borrower and the Subordinated Creditors named therein, dated as of January 31, 2000, is terminated upon the effectiveness of this Amendment, and accordingly Lender's obligations (i) to forbear from exercising any rights or remedies upon the occurrence of a Default or Event of Default and (ii) to make any overadvances to Borrower shall likewise terminate.

         SECTION 5.12. ENTIRE AGREEMENT. THIS AMENDMENT, THE LOAN AGREEMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED AND DELIVERED IN CONNECTION WITH AND PURSUANT TO THIS AMENDMENT AND THE LOAN AGREEMENT REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         EXECUTED as of the date first written above.


LONG REACH HOLDINGS, INC.                  BANK ONE, TEXAS, NATIONAL ASSOCIATION

    /s/ William A. Schwartz                    /s/ F. W. McCollum
By:_____________________________           By:____________________________
          William A. Schwartz                         F. W. McCollum
    Name:_________________________              Name:_________________________
           CEO                                        Vice President
    Title:__________________________            Title:__________________________


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